Exhibit 1.3

《从属合同之三：大自然药业股份有限公司与北日本制药株式会社合作建设国际制造基地的合同》
Cooperation Agreement on Manufacturing Facility Construction Project by and between Universe Pharmaceuticals INC and Pharmaceutical Co., Ltd.

甲方：大自然药业股份有限公司
Party A: Universe Pharmaceuticals INC

英文名：Universe Pharmaceuticals INC
English Name: Universe Pharmaceuticals INC

注册号：
Registration No.:

企业官网网址：www.dzrzy.com
Corporate Website: www.dzrzy.com

纳斯达克上市代码：upc
Nasdaq Listing Code: upc

法定代表人：赖刚
Legal Representative: Lai Gang

英文名：Lai Gang
English Name: Lai Gang

中国居民身份证号码：
Chinese Resident ID Card No.:

企业地址：Vistra (Cayman) Limited P.O.Box 31119,Grand Pavillion,Hibiscus Way,802 West Bay Road,Grand Cayman, KY1-1205
Business Address: Vistra (Cayman) Limited P.O. Box 31119, Grand Pavillion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205

乙方：北日本制药株式会社
Party B: Kitanihon Pharmaceutical Co., Ltd.

日文名：キタニホンセイヤクカプシキカイシャ
Japanese Name: キタニホンセイヤクカプシキカイシャ

注册号码：2300-01-004787
Registration No.: 2300-01-004787

企业官网网址：www.999jp.co.jp
Corporate Website: www.999jp.co.jp

法人代表：西村一郎
Legal Representative: Nishimura Ichiro

英文名：Nishimura Ichiro
English Name: Nishimura Ichiro

日本国护照号码：
Japanese Passport No.:

企业地址：（日本国）富山県中新川郡上市町若杉55
Business Address: 55, Wakasugi, Kamiichi-machi, Nakaniikawa-gun, Toyama, Japan

一、甲乙双方共同在中国江西省井冈山经济开发区规划建设能够通过中国GMP认证和日本CGMP认证的中成药、汉方药国际生产基地（简称大自然国际药业基地），基地用地面积为60亩（即39960平方米）以上，甲方负责取得用地。
I. Party A and Party B shall jointly plan and build an international manufacturing base for Chinese patent medicine and Kampo medicine (referred to as Universe International Pharmaceutical Base) in Jinggangshan Economic Development Zone, Jiangxi Province, China, which is capable of passing GMP certification in China and CGMP certification in Japan, with a land area of 60 mu (i.e., 39,960 square meters) or more. Party A shall be responsible for acquiring the land.

二、大自然国际药业基地包括（但不限于）：
II. The Universe International Pharmaceutical Base includes (but is not limited to):

1、生药材前处理、饮片、配方颗粒；
1. Raw medicinal materials pre-treatment, decoction pieces, formula granules;

2、提取；
2. Extraction;

3、制剂；
3. Preparations;

4、包装；
4. Packaging;

5、检验检测中心；
5. Inspection and Testing Center;

6、质量控制中心；
6. Quality Control Center;

7、研发中心；
7. R&D Center;

8、原料仓库；
8. Raw material warehouse;

9、中间体仓库；
9. Intermediate warehouse;

10、成品仓库；
10. Finished product warehouse;

11、行政、培训、会议中心；
11. Administration, Training and Conference Center;

12、健康、生活中心；
12. Health and Life Center;

总建筑面积为不超过39960平方米 x 0.6 x 2。
The gross floor area is not more than 39,960 m2 x 0.6 x 2.

三、大自然国际药业基地必须达到中日双方和产品预定出口国家的药事认证法规要求。为确保其对日出口药品的质量，生产体系须保证均一稳定，现代化、自动化、标准化。本着“质量源于设计”的质量管理思路与理念，甲方同意在建设的设计阶段，必须取得并接受乙方指导，以保证建成后取得“日本CGMP”认证即取得日本PMDA的日本国《医药品外国制造业者认定证》；乙方同意从基地设计阶段开始就承担指导、监督、确认的相关责任。
III. The Universe International Pharmaceutical Base must meet the requirements of pharmaceutical certification laws and regulations of both China and Japan and the countries to which the products are intended to be exported. In order to ensure the quality of its pharmaceutical products exported to Japan, the production system must be uniform and stable, modernized, automated and standardized. Party A, based on the quality management idea and concept of “Quality by Design”, agrees to obtain and accept the guidance of Party B during the design stage of the construction, in order to ensure the acquisition of the “Japanese CGMP” certification, i.e., the Japanese PMDA Certificate of Foreign Manufacturer of Pharmaceutical Products, after the completion of the construction; Party B agrees to assume the relevant responsibilities of guidance, supervision and confirmation from the design stage of the base.

四、
IV.

1、甲方负责完成大自然国际药业基地建设的资金投入；
1. Party A shall be responsible for completing the capital investment in the construction of Universe International Pharmaceutical Base;

2、乙方负责指导基地设计的合规（包括中日双方）、布局的合理、工艺的流畅、节能与环保、自动与现代，以确保基地的先进性和效率化的实现。
2. Party B shall be responsible for guiding the base design compliance (including both Chinese and Japanese side), reasonable layout, smooth process, energy saving and environmental protection, automatic and modern, in order to ensure the advancement and efficiency of the base.

五、
V.

1、甲方负责申请并取得大自然国际药业基地所需要的中国药品监管的包括（但不限于）药品生产、剂型、品种等行政审批批件；环评批件；消防批件，保证基地作为制药企业可以进入正常运行、经营；
1. Party A shall be responsible for applying for and obtaining the required Chinese drug regulatory approvals for the Universe International Pharmaceutical Base, including (but not limited to) administrative approvals for drug production, dosage forms and varieties; environmental assessment approvals; and fire safety approvals, in order to ensure that the base can enter normal operation and business as a pharmaceutical enterprise.

2、乙方负责在以上四“1”的基础上和甲方的积极配合下，确保尽快申请并取得日本PMDA的日本国《医药品外国制造业者认定证》（俗称日本CGMP)，并在基地产品可以达到日本药事法规和企业标准的质量保证前提下，将其汉方药产品的生产有序而及时的转移至基地生产并完成出口。
2. Party B shall, on the basis of paragraph 1 in IV above and with the active cooperation of Party A, ensure to apply for and obtain as soon as possible the Japanese PMDA Certificate of Foreign Manufacturer of Pharmaceutical Products (commonly known as Japanese CGMP certification), and, on the premise that the products of the base can meet the quality assurance of Japanese pharmaceutical laws and regulations and enterprise standards, transfer the production of Kampo medicine products to the base in an orderly and timely manner and complete the export.

六、甲方同意：1、以质量为第一的方针，将其原有中药制剂品种转移至大自然国际药业基地进行加工生产，并在适当时机通过“药品上市后再评价”、二次开发等方法和手段，不断提高药品质量；
VI. Party A agrees to: 1. Transfer its original traditional Chinese medicine preparations to the Universe International Pharmaceutical Base for processing and production under the policy of quality first, and to continuously improve the quality of drugs through methods and means such as “post-marketing drug evaluation” and secondary development at an appropriate time;

2、支持乙方科研团队的新药研发，为乙方科研团队的新药研发提供尽可能的支持与帮助，并且愿意成为乙方科研团队的新药研发的产品的落地生产的首选，对其知识产权支付共同认同的费用。
2. Support the new drug R&D by Party B’s scientific research team, i.e., to provide as much support and assistance as possible for the new drug R&D by Party B’s scientific research team, prepare to be the first choice for the production of new drugs developed by Party B’s scientific research team, and pay the agreed-upon fee for its intellectual property rights.

七、乙方同意：
VII. Party B agrees to:

1、对大自然国际药业基地的产品生产进行技术指导和监制生产；
1. Provide technical guidance and supervision for product production at the Universe International Pharmaceutical Base;

2、对于产品质量达到日本标准并经过其书面认同的在中国大陆销售的产品，同意冠以“通过日本PMDA认证企业”、日本“技术指导、监督制造”和双品牌商标标识进行销售。
2. Label the products that meet Japanese standards and are approved in writing for sale in mainland China with the trademark “PMDA Certified Enterprise”, “Technical Guidance, Supervised Manufacturing” in Japan and dual brand logos.

八、大自然国际药业基地产品销售包括（但不限于）：
VIII. Product sales of the Universe International Pharmaceutical Base include (but are not limited to):

1、中国境内以“中日双品牌、通过日本认证企业、北日本制药（株）监制”等品牌、质量优势打入髙端中医药巿场；
1. Entering high-end traditional Chinese medicine market in China with the brand and quality advantages such as “Sino-Japanese dual brand, certified enterprise in Japan, supervised production by Kitanihon Pharmaceutical Co., Ltd.”;

2、出口日本；
2. Export to Japan;

3、出口东南亚及一带一路沿线国市场。
3. Export to Southeast Asia and countries along the Belt and Road.

九、乙方保证在大自然国际药业基地在取得PMDA的日本国《医药品外国制造业者认定证》，生产的各品种均达到日本药事法规和企业标准的质量保证的前提下，按药事法要求将具体产品有序的完成全部转移和品种认证过渡后的十年内，基地出口日本及东南亚、一带一路沿线国的年出口贸易额（金额为人民币）为：
IX. On the premise that the Universe International Pharmaceutical Base has obtained the Japanese PMDA Certificate of Foreign Manufacturer of Pharmaceutical Products and that all varieties it produces meet the quality assurance requirements of Japanese pharmaceutical laws and regulations and enterprise standards, Party B warrants that the annual export trade volume (amount in RMB) of the base to Japan, Southeast Asia and countries along the Belt and Road for the decade after the orderly completion of all transfers and variety certification of specific products as required by the Pharmaceutical Affairs Law will be:

第1事业年度：4千万元；
1st business year: 40 million;

第2 事业年度：8千万元；
2nd business year: 80 million;

第3事业年度：1.6亿元；
3rd business year: 160 million;

第4事业年度：3亿元；
4th business year: 300 million;

第5 事业年度：6亿元；
5th business year: 600 million;

第6事业年度：6.5亿元；
6th business year: 650 million;

第7事业年度：7亿元；
7th business year: 700 million;

第8事业年度：7.5亿元；
8th business year: 750 million;

第9事业年度：8亿元；
9th business year: 800 million;

第10事业年度：8.5亿元；
10th business year: 850 million;

10个事业年度平均4.93亿元。
The average of the 10 business years will be 493 million.

非因甲方原因造成的无法通过日本CGMP认证或业绩无法达标的，则甲方有权取消合作要求乙方退还以无形资产对价获得的相关股权并追究乙方责任；乙方有权要求甲方以完全可以确认的形式回避由乙方无形资产所转化、延伸的成果包括所有接触过乙方无形资产人员的知识、技能增长在内，并有权追究甲方因此而形成相关责任和经济赔偿。
In case of failure to pass the Japanese CGMP certification or failure to meet the performance standards due to non-Party A reasons, Party A shall be entitled to cancel the cooperation, request Party B to return the relevant equity obtained by the consideration of intangible assets and hold Party B accountable; Party B shall be entitled to request Party A to recuse, in a fully identifiable form, the results transformed and extended by Party B’s intangible assets, including the knowledge and skills growth of all personnel who have access to Party B’s intangible assets, and to hold Party A accountable for the related liabilities and financial compensation arising therefrom.

十、
X.

1、甲方保证：在已经明文规定的企业投资补助资金、出口退税以外，利用大自然国际药业基地自身独具的优势条件和无可比性特点，积极争取“一企一策”“一事一议”的政策性资金资源、出口药品奖励资金、新药研发补助资金、国家发改委的配套政策性专项贴息贷款等政策资金等的资助；
1. Party A warrants to take advantage of the unique advantages and incomparable characteristics of the Universe International Pharmaceutical Base to actively seek policy resources such as “one policy for one enterprise” and “one discussion over each matter”, as well as policy funds such as export drug incentives, new drug R&D subsidies, and supporting special discounted loans from the National Development and Reform Commission, in addition to the enterprise investment subsidy funds and export tax rebates that have been explicitly provided for.

2、甲方保证：争取落户于中国江西井冈山的大自然国际药业基地的政策优势条件与广州市黄埔区的生物医药产业的相关政策具有可比性，不出现明显的“政策优势洼地”。如果发生明显的“政策优势洼地”实际情况，甲乙双方可以通过协商另行选择基地落户地点；
2. Party A warrants that the policy advantages of the Universe International Pharmaceutical Base to be settled in Jinggangshan, Jiangxi, China are comparable with those of the biomedical industry in Huangpu District, Guangzhou, without significant “policy depression”. In case of an obvious “policy depression” in practice, both parties may choose another location for settling the base through negotiation.

3、凡因大自然国际药业基地所取得的政策性资金奖励、补助以及取得的优惠措施、条件，归大自然国际药业基地所有，不作为上市母体公司大自然药业股份有限公司（股票代码为UPC）和商羽控股集团资金、资源使用。
3. Any policy incentives, subsidies, preferential measures and conditions obtained by the Universe International Pharmaceutical Base shall be in possession of the Universe International Pharmaceutical Base and shall not be used as the funds and resources by the listed parent company Universe Pharmaceuticals INC (stock code: UPC) and Sununion Holding Group Ltd.

十一、
XI.

1、乙方按日本药事法规和企业管理规定，派相关专家驻大自然国际药业基地参与包括（但不限于）质量认证、检验检测、经营管理等工作，相关费用由乙方承担。甲方同意接受和积极配合日本PMDA和乙方任何形式的定期和不定期检查；
1. Party B shall send relevant experts to the Universe International Pharmaceutical Base to participate in the work including (but not limited to) quality certification, inspection and testing, operation and management according to Japanese pharmaceutical laws and regulations and enterprise management regulations, at its own expense. Party A agrees to accept and actively cooperate with the regular and irregular inspections by Japanese PMDA and Party B in any form;

2、乙方邀请甲乙重要岗位责任人员赴日本学习、培训，积累学习、培训一年以上的经历，相关费用由甲方承担；
2. Party B shall invite personnel responsible for important positions of Party A and Party B to Japan for study and training to accumulate the experience of more than one year, at the relevant expense of Party A;

3、甲乙双方均需为对方派出人员办理签证提供必要的资料并协助其相关手续的办理，督促其尊守现地的法律法规，为其提供安全保障和必要的工作和生活条件，保障其人身安全。
3. Both parties shall provide necessary materials for the personnel they send to apply for visas and assist them in handling relevant procedures, urge them to abide by local laws and regulations, and offer security and necessary working and living conditions to ensure their personal safety.

十二、《大自然药业股份有限公司与北日本制药的资本与战略合作合同》为本合同的上位合同，如若本合同中任何条款与《大自然药业股份有限公司与北日本制药的资本与战略合作合同》相违背，以上位合同为准。

XII. The Capital and Strategic Cooperation Contract between Universe Pharmaceuticals INC and Kitanihon Pharmaceutical Co., Ltd. is the superior contract to the Contract. In case any provision hereunder is contrary to the Capital and Strategic Cooperation Contract between Universe Pharmaceuticals INC and Kitanihon Pharmaceutical Co., Ltd., the latter shall prevail.

签约日期：2021年12月1日
Date of Signing: December 1, 2021

甲方：大自然药业股份有限公司

Party A: Universe Pharmaceuticals INC

法人代表：Gang Lai
Legal Representative: Gang Lai

乙方：北日本制药株式会社
Party B: Kitanihon Pharmaceutical Co., Ltd.

法人代表：Nishimura Ichiro
Legal Representative: Nishimura Ichiro